HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS ANNOUNCES PRELIMINARY THIRD-QUARTER 2017 RESULTS, SETS DATE FOR QUARTERLY INVESTOR CALL, AND ACQUIRES ALTERNATIVE APPAREL

•	Company Expects Third-Quarter 2017 Net Sales of Approximately $1.8 Billion, GAAP EPS of Approximately $0.55, and Adjusted EPS of Approximately $0.60

•	Company Acquires Alternative Apparel, a U.S.-Based Marketer of “Better Basics”

WINSTON-SALEM, N.C. (Oct. 18, 2017) - HanesBrands (NYSE:HBI) today announced preliminary third-quarter 2017 net sales and earnings per share and announced the acquisition of Alternative Apparel, a marketer of better apparel basics under the Alternative brand to the distributor, online, direct-to-consumer and traditional retail channels.

The company expects to report third-quarter net sales of approximately $1.80 billion, EPS of approximately $0.55, and adjusted EPS of approximately $0.60 - consistent with company guidance. Hanes also expects year-to-date net cash from operations of approximately $330 million.

Hanes will update its full-year guidance and release full third-quarter results after the market closes on Wednesday, Nov.1. The company’s third-quarter investor conference call will begin at 4:30 p.m. EDT (see call details later in this news release).

“We met our goal of returning to organic growth, and we continued to generate strong operating cash flow,” said Hanes Chief Executive Officer Gerald W. Evans Jr. “Our results are expected to be consistent with our sales and EPS guidance, driven by stronger than expected international growth.”

Alternative Apparel

Hanes has purchased privately held Alternative Apparel in an all-cash transaction valued at approximately $60 million on an enterprise basis. Alternative Apparel, based in Norcross, Georgia, is expected to have full-year 2017 net sales of approximately $70 million.

The post-synergy purchase price multiple is expected to be approximately 3.5 times projected EBITDA. Hanes funded the acquisition with cash on hand and short-term borrowings on its revolving credit facility. The acquisition closed Friday, Oct. 13, 2017.

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Alternative Apparel, founded in 1995, sells Alternative brand better basic T-shirts, fleece and other tops and bottoms. Alternative is a lifestyle brand known for its comfort, style and social responsibility.

The company’s sales and growth are split between the embellishment channel and the retail, online and direct-to-consumer channels. The company operates three Alternative stores - in Venice, California; SoHo, New York; and San Francisco. The company’s ecommerce site is www.AlternativeApparel.com.

“This is an exciting acquisition that supports our activewear growth strategy,” Evans said. “We will be able to leverage our global low-cost supply chain, which is a recognized social, environmental and ethical leader, with another strong brand to expand our market and channel penetration, including online. Combining these two companies is a great way to create value and generate growth opportunities.”

Alternative Apparel outsources production of all of its products, while Hanes self-manufactures the majority of its activewear basics.

HanesBrands is a leading seller of activewear apparel basics and graphic apparel, including T-shirts and fleece, under its Hanes and Champion brands. The company sells to traditional retailers, specialty retailers, schools/clubs, and directly to consumers, as well as to embellishment distributors.

“Alternative Apparel has an attractive business model, a very strong and differentiated brand, and a highly talented team of employees,” Evans said. “Adding the Alternative brand and product lineup further diversifies our sales mix and distribution channel mix, particularly as we emphasize growth of direct-to-consumer and online sales.”

Alternative Apparel CEO Evan Toporek will remain with Hanes to continue leading the business out of Norcross.

“We’re thrilled to share Alternative products and experiences on a grander scale by leveraging Hanes’ global supply chain and growth platform,” Toporek said. “Partnering with a like-minded company that is a longtime industry innovator and leader will benefit our employees, our customers, and our brand as a whole.”

In the past six years, Hanes has expanded its Champion and Hanes activewear graphic and sports apparel business through the acquisitions of Gear for Sports, the leading seller of licensed logo apparel in the collegiate bookstore channel; Knights Apparel, a leading seller of licensed logo apparel in the mass retail channel; and GTM Sportswear, a leading seller of custom decorated high school teamwear and fanwear. The company has also launched Hanes Ink custom Champion and Hanes college and high school logo apparel available online.

Third-Quarter Investor Conference Call

At the close of regular trading Nov. 1, 2017, on the New York Stock Exchange, Hanes will issue a news release disclosing financial results for the quarter ended Sept. 30, 2017.

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The company will hold its quarterly investor conference call at 4:30 p.m. EDT that day with the call expected to conclude by 5:30 p.m. An Internet broadcast of the call, which will consist of prepared comments followed by a question-and-answer session, may be accessed via the investors section of the Hanes corporate website, www.Hanes.com/investors.

Replays of the conference call will be available via the Internet and telephone. An archived replay of the audio webcast will be available in the investors section of the Hanes corporate website. The telephone playback will be available from 7:30 p.m. EDT Nov. 1, 2017, through midnight EST Nov 8, 2017. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 2460422.

Note on Adjusted Measures and Reconciliation to GAAP Measures

To supplement financial guidance prepared in accordance with generally accepted accounting principles, Hanes provides quarterly and full-year results and guidance concerning certain non‐GAAP financial measures.

Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Actions during the third quarter of 2017 were adjustments for acquisition-related integration costs. Acquisition-related integration costs include adjustments directly related to the integration of completed acquisitions. These costs include legal fees, consulting fees, severance costs, certain purchase accounting items, facility closures, inventory write-offs, information technology integration costs, and similar charges. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in the future as the company continues to integrate prior acquisitions and pursues any future acquisitions. Hanes has chosen to present non‐GAAP measures excluding the effects of these actions to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisition‐related expenses and other actions. Hanes believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business without giving effect to costs or foreign currency gains associated with the execution and integration of any of the aforementioned actions taken.

In the third quarter of 2017, Hanes expects to incur approximately $17 million in pretax acquisition-related integration charges related to Hanes Europe Innerwear, Hanes Australasia, Knights Apparel and Champion Europe.

EBITDA is a non-GAAP measure is defined as earnings before interest, taxes, depreciation and amortization. The company has chosen to present an estimated post-synergy EBITDA multiple related to the purchase price of Alternative Apparel.

Hanes considers EBITDA to be an important measure used for supplemental evaluation of operating performance and acquisition multiples.

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Hanes believes that EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA should not, however, be considered as a measure of discretionary cash available to invest in the growth of the business.

Organic sales is a non-GAAP metric. Hanes’ definition for organic sales in 2017, as previously communicated, is first-half sales excluding contributions from the acquisitions of Champion Europe, Hanes Australasia, and GTM Sportswear, and second-half sales excluding contributions from GTM Sportswear until the acquisition’s anniversary date.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements, as defined under U.S. federal securities laws, including, among others, those regarding preliminary quarterly results as well as the benefits anticipated from the acquisition of Alternative Apparel. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the highly competitive and evolving nature of the industry in which we compete; any inadequacy, interruption, integration failure or security failure with respect to our information technology; significant fluctuations in foreign exchange rates; the rapidly changing retail environment; our complex multinational tax structure; our ability to properly manage strategic projects; our ability to attract and retain a senior management team with the core competencies needed to support our growth in global markets; risks related to our international operations, including the impact to our business as a result of the United Kingdom’s recent referendum to leave the European Union; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to access sufficient capital at reasonable rates or commercially reasonable terms or to maintain sufficient liquidity in the amounts and at the times needed; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

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HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia-Pacific under some of the world’s strongest apparel brands, including Hanes, Champion, Maidenform, DIM, Bali, Playtex, Bonds, JMS/Just My Size, Nur Die/Nur Der, L’eggs, Lovable, Wonderbra, Berlei, Alternative and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A member of the S&P 500 stock index, Hanes has approximately 68,000 employees in more than 40 countries and is ranked No. 448 on the Fortune 500 list of America’s largest companies by sales. Hanes takes pride in its strong reputation for ethical business practices. The company is the only apparel producer to ever be honored by the Great Place to Work Institute for its workplace practices in Central America and the Caribbean, and is ranked No. 167 on the Forbes magazine list of America’s Best Large Employers. For eight consecutive years, Hanes has won the U.S. Environmental Protection Agency Energy Star sustained excellence/partner of the year award - the only apparel company to earn sustained excellence honors. The company ranks No. 172 on Newsweek magazine’s green list of 500 largest U.S. companies for environmental achievement. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate. Connect with HanesBrands via social media on Facebook (www.facebook.com/hanesbrandsinc) and Twitter (@HanesBrands).

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